Exhibit 99.1

Staffing 360 Solutions Completes $3.92 Million Transaction to Fund Latest Acquisition

Hillair Capital Provides Funding for the Next Stage in Staffing 360’s High Growth Acquisition Strategy

New York, NY – July 9, 2015 – Staffing 360 Solutions, Inc. (OTCQB: STAF), a public company executing a global buy-and-build strategy through the acquisition of staffing organizations with operations in the US and UK, today announced that the Company consummated a $3.92 million convertible debenture transaction with Hillair Capital Investments L.P. The transaction was managed by Alexander Capital L.P. as the financial advisor.

The $3.92 million convertible debenture has a 12% OID and a term of 21 months. The Hillair debenture is convertible into shares of common stock at a price of $1.00 per share at the investor’s election.

“We are pleased to announce this financing and vote of confidence from Hillair,” said Brendan Flood, Executive Chairman of Staffing 360 Solutions. “With this funding in place, we were able to close an acquisition, which will provide the momentum necessary to continue to execute on our goal of reaching $300 million in annualized revenue.”

Darren Minton, Executive Vice President of Staffing 360 Solutions, added, “The capital markets are a critical component to driving our accretive acquisition strategy, which we have outlined on recent investor conference calls. We look forward to sharing more details of our acquisition shortly as we continue to fuel our growth in 2015 and beyond.”

In connection with the financing, Staffing 360 Solutions issued to Hillair 1,250,000 shares of common stock and certain common stock purchase warrants. The transaction was in reliance upon exemptions from registration pursuant to the provisions of Section 4(a)(2) or Rule 506 of Regulation D under the Securities Act of 1933, as amended.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (OTCQB: STAF) is a public company in the staffing sector engaged in the execution of a global buy-and-build strategy through the acquisition of domestic and international staffing organizations with operations in the US and UK. The Company believes the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $300 million. As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering and IT industries. For more information, please visit: www.staffing360solutions.com.

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Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to the timing and ability to enter into any additional acquisitions, as well as the size of future revenue. Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Specifically, in order for the Company to achieve annualized revenues of $300 million, the Company will need to successfully raise sufficient capital, to consummate additional target acquisitions, successfully integrate any newly acquired companies, organically grow its business, successfully defend current and any potential future litigation, as well as various additional contingencies, many of which are unknown at this time and generally out of the Company’s control. The Company can give no assurance that it will be able to achieve these objectives. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Investor Contact:

Staffing 360 Solutions, Inc.

Darren Minton, Executive Vice President

212.634.6413

investors@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

Jeff R. Mitchell, Chief Financial Officer

212.634.6411

info@staffing360solutions.com